UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 14, 2025

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAGP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of CEO 2018 Promotional Grant

Consistent with the desire of the board of directors (the “Board”) of PAA GP Holdings LLC (“GP Holdings”), the general partner of Plains GP Holdings, L.P. (“PAGP”), to provide incentive for Willie Chiang, Chief Executive Officer (“CEO”) and President, to remain in the CEO role for up to five more years in order to continue pursuing key strategic initiatives and developing and mentoring potential successors, on August 14, 2025, upon the recommendation of the Compensation Committee, the Board approved a five year extension of the expiration date of the long term award granted to Mr. Chiang in August 2018 in connection with his promotion to CEO (the “2018 Promotional Grant”). Specifically, the Board approved an amendment of the 2018 Promotional Grant that extends the expiration date of the 2018 Promotional Grant from October 2025 to October 2030; the remaining terms of the original grant, including the number of units, vesting terms and other provisions, are unchanged. As amended, the key terms of the 2018 Promotional Grant are summarized below:

●	Grant size: 500,000 phantom units.

●	The phantom units will vest (become payable in common units of Plains All American Pipeline, L.P. (“PAA”)) as follows:

o	25% of the phantom units will vest on the first distribution date on which PAA has generated DCF per PAA Common Unit of at least $3.00 on a trailing four-quarter basis; and

o	75% will vest on the first distribution date on which PAA has generated DCF per Common Unit of at least $3.50 per PAA Common Unit.

●	Distribution equivalent rights (DERs) associated with the 2018 Promotional Grant have vested or will vest as follows:

o	One-third vested on the May 2019 distribution date;

o	One-third will vest on the first distribution date on which PAA generates DCF per PAA Common Unit of at least $2.60 on a trailing four-quarter basis; and

o	One-third will vest on the first distribution date on which PAA generates DCF per PAA Common Unit of at least $2.80 on a trailing four-quarter basis.

●	The phantom units and associated DERs will also vest upon termination of employment under certain specified circumstances, including as a result of death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the Board.

●	Any phantom units and associated DERs that have not vested by October 1, 2030 will expire at that time.

Special Retention Grants

In order to provide incremental retention incentive for Jeremy Goebel, Executive Vice President and Chief Commercial Officer, and Chris Chandler, Executive Vice President and Chief Operating Officer, both of whom are proven leaders who are critical to the future leadership and success of Plains, on August 14, 2025, the Board, upon the recommendation of the Compensation Committee, also approved the following grants of special retention long-term incentive awards: (i) for Mr. Goebel, a five-year award in the amount of 545,550 phantom units (the “Goebel Grant”), and (ii) for Mr. Chandler, a three-year award in the amount of 327,350 phantom units (the “Chandler Grant” and together with the Goebel Grant, the “2025 Special Retention Grants”). The 2025 Special Retention Grants are intended to provide each of Messrs. Goebel and Grant the incentive to remain with PAA to drive key initiatives and support long-term succession planning objectives for a designated period of time that extends beyond August 2026, when their respective November 2019 special retention grants (as amended in February 2022 and described in PAGP’s proxy statement filed with the Securities and Exchange Commission on April 11, 2025) are scheduled to vest (assuming continued service through such date).The terms of the 2025 Special Retention Grants are summarized below:

●	The Goebel Grant will vest (become payable in PAA common units) on the August 2030 distribution date assuming continued service through such date, and the Chandler Grant will vest (become payable in PAA common units) on the August 2028 distribution date assuming continued service through such date.

●	DERs associated with the Goebel Grant will vest as follows:

o	20% will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate.

o	Beginning with the August 2026 distribution date, an additional 20% of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2029 distribution date) and will be paid quarterly until the phantom units vest or terminate.

●	DERs associated with the Chandler Grant will vest as follows:

o	One-third will accrue for the first year and will be paid in lump sum on the August 2026 distribution date; beginning in November 2026, this portion of the DERs will be paid quarterly until the phantom units vest or terminate.

o	Beginning with the August 2026 distribution date, an additional one-third of the DERs will vest each year on the August distribution date (such that 100% of the DERs will have vested by the August 2027 distribution date) and will be paid quarterly until the phantom units vest or terminate.

●	The phantom units and associated DERs will also vest upon termination of employment under certain specified circumstances, including as a result of death, disability, termination without cause, change of control or retirement on terms and timing that are approved by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: August 18, 2025	By:	PAA GP LLC, its general partner

	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President

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